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                           HART LIFE INSURANCE COMPANY

                                POWER OF ATTORNEY

                                  David T. Foy
                                 Thomas M. Marra
                             Christine Hayer Repasy
                               Lizabeth H. Zlatkus
                              David M. Znamierowski

do hereby jointly and severally authorize Christine Hayer Repasy, Marianne O'Doherty, Christopher M. Grinnell, Thomas S. Clark, W. Michael Stobart and Shane E. Daly to sign as their agent any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the Hart Life Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, and do hereby ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.


/s/ David T. Foy                        Dated as of February 15, 2002
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David T. Foy

/s/ Thomas M. Marra                     Dated as of February 15, 2002
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Thomas M. Marra

/s/ Christine Hayer Repasy              Dated as of February 15, 2002
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Christine Hayer Repasy

/s/ Lizabeth H. Zlatkus                 Dated as of February 15, 2002
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Lizabeth H. Zlatkus

/s/ David M. Znamierowski               Dated as of February 15, 2002
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David M. Znamierowski